Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8
(Form Type)

Turtle Beach Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	1,049,000	$10.56	$11,077,440.00	$147.60 per $1,000,000.00	$1,635.03
Total Offering Amounts					$11,077,440.00		$1,635.03
Total Fee Offsets							–
Net Fee Due							$1,635.03

(1)
This Registration Statement on Form S-8 (this “Registration Statement”) relates to 1,049,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Turtle Beach Corporation (the “Registrant”) not previously registered and available for issuance under the Turtle Beach Corporation 2023 Stock-Based Incentive Compensation Plan, formerly known as the Turtle Beach Corporation 2013 Stock-Based Incentive Compensation Plan (as amended and restated) (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan pursuant to this Registration Statement to prevent dilution by reason of any stock splits, stock dividends, or similar transactions effected without the receipt of consideration and which results in an increase in the number of outstanding shares of Common Stock.

(2)
The Proposed Maximum Offering Price Per Share and Maximum Aggregate Offering Price have been calculated solely for purposes of determining the registration fee for this offering under Rule 457(c) and (h) under the Securities Act on the basis of the average of the high ($10.80) and low ($10.31) sale prices of the Common Stock as reported on the Nasdaq Global Market on March 8, 2024, which date is within five business days prior to the filing of this Registration Statement.